Exhibit 99.1

RESOLUTE ENERGY CORPORATION RECEIVES

CONTINUED LISTING STANDARD NOTICE FROM NYSE

Denver, Colorado – February 9, 2015 – Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN) today announced that it had received notification on February 3, 2015, from the New York Stock Exchange (“NYSE”) that the price of Resolute’s common stock has fallen below the NYSE’s continued listing standard. The NYSE requires that the average closing price of a listed company’s common stock be above $1.00 per share over a consecutive 30 trading-day period. As of January 29, 2015, the 30 trading-day average closing price of the Company’s common stock was $0.97 per share.

Under NYSE rules, the Company can avoid delisting if, during the six month period following receipt of the NYSE notice, Resolute’s common stock price per share and 30 trading-day average share price rises above $1.00. During this period, the Company’s common stock will continue to be traded on the NYSE, subject to compliance with other continued listing requirements. The Company intends to cure the deficiency and to return to compliance with the NYSE continued listing requirement. If it becomes necessary to do so, the Company would seek to effect a reverse stock split. As required by the NYSE, in order to maintain its listing, the Company will notify the NYSE by February 17, 2015, that it intends to cure the price deficiency.

The NYSE notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements. Any reverse stock split would be subject to the approval of the Board of Directors and shareholders of the Company.

Nicholas J. Sutton, Resolute’s Chairman and Chief Executive Officer commented: “The precipitous decline in crude oil prices over the last several months has been reflected in the pricing of exploration and production company equity and debt. Resolute has not been spared and our shares have traded below $1.00 per share long enough to have the NYSE be required to issue a non-compliance notice. The notice begins a lengthy process, six months, during which Resolute can regain compliance by trading above an average price of $1.00 for 30 trading days. This can be accomplished by market improvement or a reverse split of our equity. We will be closely monitoring the situation, and we expect to remain listed on the NYSE or another highly visible, well regarded exchange.”

Cautionary Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Such forward looking statements include statements regarding our expectations regarding future compliance with NYSE listing rules, our intent to seek to effect a reverse stock split, if necessary, and our intent to remain listed on the NYSE or other major stock exchange. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Actual results may differ materially from those contained in the forward looking statements in this press release. Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. You are encouraged to review “Cautionary Note Regarding Forward Looking Statements” and “Item 1A - Risk Factors” and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2013, and subsequent filings with the Securities and Exchange Commission for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations. All forward-looking statements are qualified in their entirety by this cautionary statement.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition, exploration, exploitation and development of oil and gas properties, with a particular emphasis on liquids focused, long-lived onshore U.S. opportunities. Resolute’s producing properties are located in the Paradox Basin in Utah, the Permian Basin in Texas and New Mexico and the Powder River Basin in Wyoming. The Company also owns exploration properties in the Permian Basin of Texas and the Big Horn and Powder River Basins of Wyoming.

Contact:

HB Juengling

Vice President - Investor Relations

Resolute Energy Corporation

303-534-4600

hbjuengling@resoluteenergy.com